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                                                                    Exhibit 10.5

                          STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement, dated as of September 15, 1997 (this "AGREEMENT"), is entered into between Darrell R. Paxman ("PAXMAN"), Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC" or the "COMPANY") and the other parties hereto.


                                   RECITALS
                                   --------

     WHEREAS, DMC and Dogloo, Inc., a California corporation ("DOGLOO") contemplate entering into a merger agreement (the "MERGER AGREEMENT");

     WHEREAS, pursuant to the Merger Agreement, and in accordance with the Texas Business Corporations Act (the "TBCA"), DMC and Dogloo will agree to cause Dogloo to merge with and into DMC, with DMC as the surviving corporation, pursuant to the TBCA (the "MERGER");

     WHEREAS, DMC and Dogloo currently contemplate that the Closing Date (as defined in the Merger Agreement) of the Merger will be September 19, 1997;

     WHEREAS, pursuant to the Merger Agreement, each share of Dogloo Series A Preferred Stock, no par value (the "DOGLOO SERIES A PREFERRED STOCK"), issued and outstanding at the time of the Merger will be converted into one share of newly designated DMC Series B preferred stock, no par value (the "DMC SERIES B PREFERRED STOCK");

     WHEREAS, Paxman currently owns 3,334,255 shares of Dogloo Series A Preferred Stock (the "DOGLOO SHARES"), which, pursuant to the Merger Agreement, will be converted into 3,334,255 shares of DMC Series B Preferred Stock (the "DMC SHARES"); and

     WHEREAS, Paxman, as an inducement to cause DMC to enter into the Merger Agreement and proceed with the Merger, desires to grant to DMC the right to redeem and/or purchase the DMC Shares that Paxman will own immediately following the Effective Time (as defined in Section 1.2 of the Merger Agreement) of the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE I.
                            OPTION TO REDEEM SHARES

     1.1  PURCHASE AND SALE OF THE DMC STOCK.  Subject to (i) the funding and
          ----------------------------------
closing of the Senior Subordinated Note financing and Senior Credit facility as contemplated by that certain Offering Memorandum dated September 12, 1997, including as contemplated by the

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"Use of Proceeds" section contained therein (except that with respect to footnote 6 thereof, no further offset shall be made to the 3,334,255 shares currently held by Paxman or the accrued dividends thereon), and (ii) the closing of the Merger as contemplated by the Merger Agreement, DMC hereby agrees to purchase all of the DMC Shares to be owned by Paxman immediately following the Effective Time of the Merger. Such purchase and sale shall be effected, and the closing of such transaction shall occur, no later than two business days following the Closing Date of the Merger. The price per share for the DMC shares shall be $1.00 plus any unpaid accrued dividends thereon through the Closing Date./1/ On the closing date of the purchase and sale, the Company agrees to pay the purchase price payable to Paxman by check or wire transfer and Paxman agrees to deliver to the Company (or other purchaser) stock certificates representing the DMC Shares purchased which certificates shall be either duly endorsed in blank or accompanied by stock powers duly executed in blank. In consideration for DMC's agreements set forth herein, and, subject to Paxman's receipt of the aggregate purchase price for his DMC Shares (including all accrued, but unpaid dividends thereon), Paxman hereby waives his right to all statutory and other notice requirements related to the redemption of his DMC Shares or otherwise in connection with the Merger.


                                  ARTICLE II.
                          SHAREHOLDER REPRESENTATIONS

     In connection with the purchase of the DMC Shares, Paxman represents and covenants to the Company as follows:

     2.1  OWNER OF RECORD.  Paxman is the beneficial owner and owner of record
          ---------------
of the Dogloo Shares and holds the Dogloo Shares free and clear of any liens or encumbrances and, after the Merger, will be the beneficial owner and owner of record of the DMC Shares and such DMC shares will be free and clear of any liens or encumbrances. Paxman will not, prior to the expiration of this Agreement, sell, transfer, assign, pledge, encumber or otherwise transfer any interest in the Dogloo Shares or the DMC Shares to any person.


______________

     /1/ By way of example only, if all of Paxman's DMC Shares are purchased or redeemed on September 19, 1997, as contemplated (subject to the conditions set forth in Section 1.1) assuming no other purchases or redemptions, the following amounts shall be paid to Paxman for his DMC Shares:

DMC Series B Preferred Stock          Dollar Amount
----------------------------          -------------

3,334,255...........................  $3,334,255
Aggregate Dividends.................     706,324
                                      ----------

     Total..........................  $4,040,579
                                      ==========

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     2.2  NO CONFLICTS.  No other person or entity has any rights to purchase
          ------------
the Shares that are the subject of this Agreement, and the redemption or purchase contemplated hereby will not conflict with or result in a breach of, or constitute a default (with or without due notice or lapse of time or both) of any note, pledge, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Paxman is a party.

     2.2  NO FURTHER OBLIGATION BY DMC OR DOGLOO.  Paxman represents and
          --------------------------------------
acknowledges that the consideration received hereunder for the purchase of his DMC Shares satisfies all obligations by or on the part of the Company or Dogloo to Paxman regarding such DMC Shares.


                                 ARTICLE III.
                            COMPANY REPRESENTATIONS

     In connection with the redemption or purchase of the DMC Shares, the Company represents to Paxman that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, that it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under and to consummate the transactions contemplated by this Agreement, and that all corporate action of the Company necessary for such execution, delivery and performance has been or will be duly and validly taken.


                                  ARTICLE IV.
                                 MISCELLANEOUS

     4.1  GOVERNING LAW.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without regard to conflicts of laws principles.

     4.2  ENTIRE AGREEMENT; AMENDMENTS; ENFORCEMENT OF RIGHTS.  This Agreement
          ---------------------------------------------------
sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. The rights of the Company under this Agreement may be assigned by the Company.

     4.3  SEVERABILITY.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

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     4.4  HEADINGS.  The headings used in this Agreement are used for
          --------
convenience only and are not to be considered in construing or interpreting this Agreement.

     4.5  COUNTERPARTS. This Agreement may be executed by facsimile in two or
          ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     4.6  CONSENT TO MERGER.  Subject to Paxman's receipt of the aggregate
          -----------------
purchase price for his DMC Shares (including all accrued, but unpaid dividends), Paxman hereby consents to the Merger and approves the Merger Agreement in his capacity as a holder of Series A Preferred Stock of Dogloo and agrees to execute all documents reasonably required by Dogloo or DMC to evidence the same.

     4.7  MUTUAL RELEASES.
          ---------------

          a.   Release by DMC, et. al.  In consideration of Paxman's
               ----------------------
warranties, covenants and promises contained in this Agreement, subject to the conditions set forth in Sections 1.1(i) and 1.1(ii) herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, DMC, Dogloo, Westar Capital, Enterprise Partners III, L.P., Enterprise Partners III Associates, L.P. and HBI Financial (collectively, the "Other Parties"), for themselves and their general and limited partners, officers, directors, agents and employees, individually and in their corporate, partnership and other legal capacities fully and forever release and discharge Paxman, his heirs, executors, administrators, assigns, successors and spouses (collectively for this Section 4.7(a) "Paxman") from, and covenant not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against Paxman with respect to any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of every nature, kind and description in law, equity, or otherwise, whether or not now known or ascertained, arising out of or relating to any claim for Damages (which includes the term "Investors Damages") (as such terms are defined in the Stock Purchase and Exchange Agreement dated as of September 22, 1995 (the "Stock Agreement")) (other than any claim for Damages that arises out of or is related to Paxman's intentional fraud or intentional wrongdoing or the representations and warranties in Stock Agreement Sections 9.1(f)(Past Issuance of Stock)).

          b.   Release By Paxman. In consideration of the payments made under
               -----------------
this Agreement, certain of which Paxman would not be entitled to receive but for this Agreement, subject to the conditions set forth in Sections 1.1(i) and 1.1(ii) herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, Paxman, for himself, his heirs, executors, administrators, assigns, successors and spouses, fully and forever release and discharge the Other Parties and the general and limited partners, officers, directors, agents and employees of the Other Parties, individually and in their corporate, partnership and other legal capacities (individually, a "releasees" and collectively, "releasees") from, and covenant not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against releases with respect to any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of every nature, kind and description, in

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law, equity, or otherwise, whether or not now known or ascertained,
(collectively for this Section 4.7(b) "Claims"), arising out of or relating to the redemption of his DMC Shares or any set-offs taken against his shares of capital stock of Dogloo under the Stock Agreement.

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     IN WITNESS WHEREOF, the Company and the Paxman have caused this Agreement to be duly executed and delivered as of the date first written above.

                                   DARRELL R. PAXMAN,
                                   an individual

                                   /s/ DARRELL R. PAXMAN
                                   --------------------------------------

                                   Address:   704-228th Ave. NE. Ste 286
                                              ---------------------------
                                              Redmond, WA 98053
                                              ---------------------------
                                   Facsimile: (425) 868-6538
                                              ---------------------------


                                   THE COMPANY:
                                   -----------

                                   DOSKOCIL MANUFACTURING COMPANY, INC.,
                                   a Texas corporation


                                   By: /s/ DONALD J. FRITSCHEN
                                       ----------------------------------
                                      Name:   Donald J. Fritschen
                                              ---------------------------
                                      Title:  Chief Financial Officer
                                              ---------------------------

                                   DOGLOO, INC.


                                   By:  /s/ MICHAEL J. FARMER
                                        ---------------------------------
                                            Michael J. Farmer
                                            Executive Vice President


                                   WESTAR CAPITAL

                                   By:  Westar Capital Associates, a limited
                                        partnership
                                   Its: General Partner

                                   By:  /s/ ALAN B. SELLERS
                                        ------------------------------------
                                        Alan B. Sellers
                                   Its: General Partner


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                                   ENTERPRISE PARTNERS III, L.P.

                                   By:  Enterprise Management Partners III, L.P.
                                   Its: General Partner

                                   By:  /s/ CHARLES D. MARTIN
                                        ----------------------------------
                                        Charles D. Martin
                                   Its: General Partner


                                   ENTERPRISE PARTNERS III, ASSOCIATES, L.P.

                                   By:  Enterprise Management Partners III, L.P.
                                   Its: General Partner

                                   By:  /s/ CHARLES D. MARTIN
                                        ----------------------------------
                                        Charles D. Martin
                                   Its: General Partner


                                   HBI FINANCIAL INC.

                                   By:  /s/ CHARLES E. PACKARD
                                        ----------------------------------
                                        Charles E. Packard
                                   Its: Executive Vice President

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